Exhibit 5.3

Dykema Gossett PLC. 400 Renaissance Center Detroit, MI 48243 www.dykema.com Tel: (313) 568-6800 Fax: (313) 568-6893

August 27, 2021

Vericel Corporation 64 Sidney Street Cambridge, Massachusetts 02139
Re: Vericel Corporation Registration Statement on Form S-3 (the “Registration Statement”)

Dear Ladies and Gentlemen:

We have acted as special counsel for Vericel Corporation, a Michigan corporation (the “Company”), in connection with the offer and sale in an at the market offering (the “Offering”) by the Company of shares of the Company’s common stock, without par value (the “Common Stock”) having an aggregate offering price not to exceed $200,000,000 (the “Shares”), pursuant to (a) a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on August 27, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), that will automatically become effective upon filing; (b) the prospectus of the Company dated August 27, 2021 (the “Base Prospectus”) as filed with the Commission; and (c) the prospectus supplement of the Company, dated August 27, 2021, as filed with the Commission (the “Prospectus Supplement”).

In rendering the opinions set forth below, we have examined and relied upon the Sales Agreement, dated the date hereof, between the Company and SVB Leerink LLC, (the “Sales Agreement”), and have examined the Registration Statement (including the exhibits thereto), the originals or copies, certified or otherwise identified to our satisfaction, of the restated articles of incorporation (“Restated Articles of Incorporation”) and the bylaws (the “Bylaws”) of the Company as amended to date, resolutions adopted by the Company’s Board of Directors, and such other documents, corporate records, and instruments, and such laws and regulations, relating to the Company and the issuance and sale of the Shares as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied as to certain matters on information obtained from public officials.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Vericel Corporation

August 27, 2021

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true and correct. We have further assumed without independent investigation that, at the time any Shares are sold pursuant to the Registration Statement and the Sales Agreement:

(i)        the Registration Statement, and any supplements and amendments thereto (including post-effective amendments) will have become effective and will continue to be effective and comply with all applicable laws;

(ii)       all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Shares and any related documentation shall remain in full force and effect;

(iii)      the Sales Agreement shall remain in full force and effect;

(iv)      the Company will be validly incorporated, validly in existence, and in good standing under Michigan law; and

(v)       all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. In addition, we have assumed that the certificates representing the Shares will be duly executed and delivered by the duly authorized officers of the Company in accordance with the Bylaws and applicable law, or the Shares will be issued in uncertificated form in compliance with applicable law and the Company’s Bylaws.

Based upon such examination and subject to the further provisions hereof, we are of the opinion that, upon issuance, delivery and payment therefor in accordance with the terms of the Sales Agreement and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the state of Michigan. We express no opinion and make no representation with respect to the law of any other jurisdictions. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Vericel Corporation

August 27, 2021

This opinion is to be used only in connection with the offer and sale of Common Stock, while the Registration Statement is in effect. The Company has informed us that it intends to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Dykema Gossett pllc

Dykema Gossett pllc

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.